EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

December 28, 2007	Contact: Keith Schroeder
Chief Financial Officer
(918) 825-0616

ORCHIDS PAPER PRODUCTS COMPANY

ANNOUNCES REDEMPTION OF DEBENTURES

PRYOR, OKLAHOMA (December 28, 2007) – Orchids Paper Products Company (AMEX: TIS) announced that today it redeemed all $2.15 million principal amount of its 12% subordinated debentures due March 1, 2009 (the “Debentures”), as well as paid accrued and unpaid interest through December 28, 2007.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the private label consumer market. The company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins. From its operations in Pryor, Oklahoma, Orchids Paper Products Company uses recycled waster paper to produce finished tissue products which it provides to retail chains throughout the central United States. For more information on the company and its products visit the company’s website at http://www.orchidspaper.com.